UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On June 30, 2015, eNom Incorporated (“eNom”), a subsidiary of Rightside Group, Ltd., entered into an Eleventh Amendment to Agreement (the “Amendment”) to the Amended and Restated Letter Agreement between eNom and Namecheap, Inc. dated April 1, 2011 (the “Registrar Agreement”). The Amendment extends the term of the Registrar Agreement from July 31, 2015 to August 31, 2015. The Amendment further provides that the Registrar Agreement will automatically renew for an indefinite number of one year periods unless either party provides notice of non-renewal at least 30 days prior to the automatic renewal date.

In addition, on July 1, 2015, Rightside and Namecheap entered into Amendment No. 2 of Senior Unsecured Promissory Note (“Note Amendment”).  The Note Amendment extends the term of the Senior Unsecured Promissory Note dated October 17, 2014, as amended, from June 30, 2015 to July 31, 2015.

The above descriptions of the Amendment and the Note Amendment are summaries and are qualified in its entirety by reference to the full text of each amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Eleventh Amendment to Agreement between eNom Incorporated and Namecheap, Inc. dated as of June 30, 2015.
10.2	Amendment No. 2 to Senior Unsecured Promissory Note between Rightside Group, Ltd. and Namecheap, Inc. dated as of July 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

s/

Date: July 2, 2015	RIGHTSIDE GROUP, LTD.
	By:	/s/ Rick Danis
Rick Danis
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Eleventh Amendment to Agreement between eNom Incorporated and Namecheap, Inc. dated as of June 30, 2015.
10.2	Amendment No. 2 to Senior Unsecured Promissory Note between Rightside Group, Ltd. and Namecheap, Inc. dated as of July 1, 2015.